EXHIBIT 10.2

Date:	December 3, 2003

To:	Mandalay Resort Group
Attention:	Swaps Documentation Department
Facsimile no.:	1 702 632 6822

Our Reference:	Global No. N270170N

Re:	Interest Rate Swap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Deutsche Bank AG (“DBAG”) and Mandalay Resort Group (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a “Swap Transaction” shall be deemed to be references to this Transaction.

1. This Confirmation evidences a complete and binding agreement between DBAG (“Party A”) and Counterparty (“Party B”) as to the terms of the Transaction to which this Confirmation relates. In addition, Party A and Party B agree to use all reasonable efforts to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”) (as may be amended, modified or supplemented from time to time, the “Agreement”) with such modifications as Party A and Party B will in good faith agree. Upon execution by the parties of such Agreement, this Confirmation will supplement, form a part of and be subject to the Agreement. All provisions contained or incorporated by reference in such Agreement upon its execution shall govern this Confirmation except as expressly modified below. Until Party A and Party B execute and deliver the Agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming Transactions (each a “Transaction”) entered into between us (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if Party A and Party B had executed an agreement on the Trade Date of the first such Transaction between us in such form, with the Schedule thereto (i) specifying only that (a) the governing law is the laws of the State of New York, without reference to choice of law doctrine, provided, that such choice of law shall be superseded by any choice of law provision specified in the Agreement upon its execution, and (b) the Termination Currency is U.S. Dollars and (ii) incorporating the addition to the definition of “Indemnifiable Tax”

contained in (page 48 of) the ISDA “User’s Guide to the 1992 ISDA Master Agreements”. In the event of any inconsistency between the terms of this Confirmation, and the terms of the Agreement, this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 125,000,000.00

Trade Date:	November 26, 2003

Effective Date:	December 1, 2003

Termination Date:	December 15, 2011

Fixed Amounts:

Fixed Rate Payer:	DBAG

Fixed Rate Payer Period End Dates:	The 15th day of June and December of each year, commencing June 15, 2004, through and including the Termination Date with No Adjustment

Fixed Rate Payer Payment Dates:	The 15th day of June and December of each year, commencing June 15, 2004, through and including the Termination Date

Fixed Rate:	6.375%

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Payer Business Days:	London and New York

Fixed Rate Payer Business Day Convention:	Following

Floating Amounts:

Floating Rate Payer:	Counterparty

Floating Rate Payer Period End Dates:	The 15th day of June and December of each year, commencing June 15, 2004, through and including the Termination Date

Floating Rate Payer Payment Dates:	The 15th day of June and December of each year, commencing June 15, 2004, through and including the Termination Date

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	Six months, except with respect to the initial Calculation Period for which the Designated Maturity shall be the Linear Interpolation of the six month and seven month

Spread:	Plus 1.74%

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The last Floating Rate Payer Business Day of each Calculation Period or Compounding Period, if Compounding is applicable.

Compounding:	Inapplicable

Floating Rate Payer Business Days:	London and New York

Floating Rate Payer Business Day Convention:	Modified Following

3. Account Details:

USD DBAG Payment Instructions:

Account With:	Deutsche Bank AG, New York

SWIFT Code:	DEUTUS33

Favor Of:	Deutsche Bank AG, New York

Account Number:	100440170004

USD Counterparty Payment Instructions:

PLEASE PROVIDE AT YOUR EARLIEST CONVENIENCE

4. Offices:

The Office of DBAG for this Transaction is New York.

The Office of Counterparty for this Transaction is NV.

5. Calculation Agent:	The party specified as such in the Agreement, or if not specified therein, DBAG.

6.       General Definitions:

“Credit Agreement” shall mean, individually and collectively (i) the Revolving Loan Agreement dated as of August 20, 2001, between Party B and the Lenders and Co- Documentation Agents named therein (as “Lenders” and “Co-Documentation Agents”), Citicorp USA, Inc. and Bankers Trust Company (as “Syndication Agents”), Bank of America, N.A. (as “Administrative Agent” and “Issuing Lender”), and Bank of America Securities LLC and Salomon Smith Barney Inc. (as “Lead Arrangers” and “Book Managers”) and (ii) the Term Loan Agreement dated as of August 20, 2001, between Party B and the Lenders and Co-Documentation Agents named therein (as “Lenders” and “Co-Documentation Agents”), Citicorp USA, Inc. and Bankers Trust Company (as “Syndication Agents”), Bank of America, N.A. (as “Administrative Agent” and “Issuing Lender’’), and Bank of America Securities LLC and Salomon Smith Barney Inc. (as “Lead Arrangers” and “Book Managers”), as each such agreement may be amended or restated from time to time.

     7.  Modifications to the ISDA Form:

(a)         Specified Entity” means for the purpose of:

Section 5(a)(v) of this Agreement, (i) in relation to Party A, none, and (ii) in relation to

Party B, any significant subsidiary of Party B (as defined below);

Section 5(a)(vi) of this Agreement, (i) in relation to Party A, none, and (ii) in relation to Party B, any significant subsidiary of Party B;

Section 5(a)(vii) of this Agreement, (i) in relation to Party A, none, and (ii) in relation to Party B, any significant subsidiary of Party B; and

Section 5(b)(iv) of this Agreement, (i) in relation to Party A, none, and (ii) in relation to Party B, any significant subsidiary of Party B.

For purposes of this Agreement, “Significant Subsidiary of Party B” shall mean as of any date of determination, with respect to Party B, any entity of which at least 80% of the capital stock or other ownership interests are owned directly or indirectly by Party B on such date, and with assets determined in accordance with GAAP of $15,000,000.

(b)                       “Specified Transaction” will have the meaning specified in Section 14 of this Agreement. For purposes of clause (c) of such definition, Specified Transaction includes any securities lending agreement, securities options, margin loans, short sales, repurchase agreement, reverse repurchase agreement and forward securities contract, and any other similar transaction now existing or hereafter catered into between Party A (or any Section 5(a)(v) Affiliate) and Party B (or any Affiliate of Party B).

(c)                          The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.

For purposes of Section 5(a)(vi), the following provisions apply:

“Specified Indebtedness” means, instead of the definition thereof in Section 14 of this Agreement, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of (i) borrowed money, or (ii) any transaction with any party of the type referred to in subparagraphs (a), (b) or (c) of the definition of Specified Transaction; provided, however, that Specified Indebtedness shall not include deposits received in the course of a party’s ordinary banking business.

For the purpose of Section 5(a)(vi)(1):

(a) Any reference to Specified Indebtedness becoming, or becoming capable of being declared, due and payable shall in the case of Specified Indebtedness which is a Transaction with any party of the type referred to in subparagraphs (a), (b) or (c) of the definition of Specified Transaction, be deemed to be a reference to Specified Indebtedness being, or becoming capable of being, terminated, liquidated, accelerated or cancelled by reason of a default by a party to such Transaction; and

(b) in determining the amount to be included in “Threshold Amount” with respect to Specified Indebtedness which is a Transaction with any party of the type referred to in subparagraphs (a), (b) or (c) of the definition of Specified Transaction, the termination or settlement value of such transaction shall be used or, if it is not available, the Non-defaulting Party shall determine the settlement amount of such transaction in good faith on the basis of the information available to it.

“Threshold Amount” means

(A)  with respect to Specified Indebtedness in respect of borrowed money:

        (i)    with respect to Party A, 2% of the stockholders’ equity of Party A; and

        (ii)   with respect to Party B, $25,000,000; and

                                  (B)   with respect to Specified Indebtedness which is a transaction referred to in subparagraphs (a), (b) or (c) of the definition of Specified Transaction:

        (i)    with respect to Party A, $50,000,000; and

        (ii)   with respect to Party B, $25,000,000

Including, in the case of (A) and (B) above, the U.S. Dollar equivalent on the date of any event of default of arty obligation stated in any other currency.

Fox purposes of the above, stockholders’ equity shall be determined by reference to the relevant party’s most recent consolidated (quarterly, in the case of a U.S. incorporated party) balance sheet and shall include, in the case of a U.S. incorporated party, legal capital, paid-in capital, retained earnings and cumulative translation adjustments. Such balance sheet shall be prepared in accordance with accounting principles that are generally accepted in such party’s country of organization.

                        (d)           Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in to Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X:

(A) consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) and the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider of X or such Specified Entity, or

(B) (I) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the Board of Directors or other managing body of X, any Credit Support Provider of X or any applicable Specified Entity of X, or (II) X, any Credit Support Provider of X or any applicable Specified Entity of X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of preferred-stock or other securities convertible into, or exchangeable for, debt or preferred stock, or (III) X, any Credit Support Provider of X of any applicable Specified Entity of X enters into any agreement providing for any of the forgoing, but in the case of clauses (I), (II) or (III) the creditworthiness of the resulting, surviving, transferee, reorganized, burdened or recapitalized entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party);

provided, however, with respect to a Specified Entity of Party B only, with respect to subsection (B) above, the resulting, surviving, transferee, reorganized, burdened or recapitalized entity will be deemed to be materially weaker only if Party B is materially weaker.”

     (e)           “Additional Termination Event”.

The following provisions shall constitute an Additional Termination Events under Section 5(b)(v) of the Agreement:

Ratings Termination: If at any time the senior unsecured long-term corporate rating of Party B shall be rated at or below BB- by Standard & Poor’s Rating Group, a division of McGraw Hill, Inc., (“S&P”), or at or below B1 by Moody’s Investor Services, Inc. (“Moody’s”) or Party B shall fail or cease to be rated by either S&P or Moody’s, it shall constitute an Additional Termination Event with respect to Party B (who shall be the Affected Party), with Party A as the party entitled to designate an Early Termination Date and determine the Settlement Amount.

(f)                                  Additional Events of Default. The following shall constitute Events of Default as though specified in Section 5(a) of this Agreement, with Party B as the Defaulting Party.

Credit Agreement Defaults. Each of the Events of Default (together with the relevant provisions of any other Section or Sections to which they refer, including definitions) contained in the Credit Agreement is hereby incorporated herein by this reference and made a part of this Agreement to the same extent as if each such Event of Default were set forth in full herein.

(g)           Set-off.

                   Section 6 of the Agreement is amended by adding the following new subsection 6(f):

(f) In addition to any rights of set-off a party may have as a matter of law or otherwise, upon the occurrence of an Event of Default with respect to a party (“X”) the other party (“Y”) will have the right (but will not be obliged): without prior notice to X or any other person to set-off any obligation of X owing to Y (whether or not arising under this Agreement, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owing to X (whether or not arising under this Agreement, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation).

For the purpose of cross-currency set-off, Y may convert any obligation to another currency at a market rate determined by Y.

If an obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this provision will be deemed to create a charge or other security interest.

(h)                                 Escrow Payments.

If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case the deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by the irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 am. local time on that day) if that payment is not released by 5:00 p.m. on the date it is deposited for any reason other than the intended recipients’ failure to make the escrow deposit it is required to make hereunder in a timely fashion.

8. Representations

Counterparty, if it is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate, represents that it is a foreign person for purposes of US Treasury regulations relating to information reporting and backup withholding.

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for, or an adviser to it in respect of this Transaction.

9. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile or e-mail to:

Attention: Derivative Documentation
Telephone: 44 20 7547 4755
Facsimile: 44 20 7545 9761
E-mail: Derivative.Documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

Yours sincerely,

Deutsche Bank AG

By: /s/ BIANCA MUELLER
Name: Bianca Mueller Authorized Signatory

By: /s/ JAMIE HUNT
Name: Jaime Hunt Authorized Signatory

Mandalay Resort Group

By: /s/ LES MARTIN
Name: Les Martin Title: Vice President, Chief Accounting Officer and Treasurer